                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C.  20549



                               -----------------



                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            CYBERIAN OUTPOST, INC.
                            ----------------------

            (Exact name of registrant as specified in its charter)



              DELAWARE                                  06-1419111
              --------                                  ----------
(State of incorporation or organization)    (IRS Employer Identification No.)



        27 NORTH MAIN STREET, P.O. BOX 636, KENT, CONNECTICUT  06757
        ---------------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   [_]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   [_]


Securities to be registered pursuant to Section 12(b) of the Act:



                                 NONE


Securities to be registered pursuant to Section 12(g) of the Act:
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                    COMMON STOCK, $.01 PAR VALUE PER SHARE
                    --------------------------------------
                               (Title of Class)



                           Total Number of Pages: 3

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Item 1.  Description of Registrant's Securities To Be Registered.
         -------------------------------------------------------

  The Registrant incorporates herein by reference the following portions of the Registrant's Registration Statement on Form S-1 filed by the Registrant under the Securities Act of 1933, as amended, on June 2, 1998 and amended on July 9, 1998 and July 22, 1998 as the same may be subsequently amended by amendments to the Registration Statement, and, to the extent applicable, such portions of any prospectus relating to such Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended:

  Description of Capital Stock
    --   Common Stock
    --   Preferred Stock
    --   Warrants
    --   Registration Rights
    --   Delaware Law and Certain Charter and Bylaw Provisions


Item 2.  Exhibits.
         --------

  The Registrant incorporates herein by reference the following Exhibits to the Registrant's Registration Statement on Form S-1 filed by the Registrant under the Securities Act of 1933, as amended, on June 2, 1998 and amended on July 9, 1998 and July 22, 1998 as the same may be subsequently amended by amendments to the Registration Statement:

         (1)  Restated Certificate of Incorporation of the Registrant, filed as
              Exhibit 3.3 to the Registration Statement on Form S-1 filed on July 9, 1998.

         (2) Form of Restated Bylaws of the Registrant, filed as Exhibit 3.5 to the Registration Statement on Form S-1 filed on July 9, 1998.

         (3) Form of Common Stock Certificate, filed as Exhibit 4.1 to the Registration Statement on Form S-1 filed on July 22, 1998.

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                                   SIGNATURE


  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              CYBERIAN OUTPOST, INC.



                              By:  /s/ Darryl Peck
                                   ---------------
                                   Darryl Peck
                                   President and Chief Executive Officer


Dated:  July 22, 1998

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